CERTIFICATE OF INCORPORATION
OF
ARKSON NUTRACEUTICALS CORP.

FIRST: The name of the corporation is ARKSON NUTRACEUTICALS CORP.

SECOND: The address of its registered office in the State of Delaware is Three Mill Road, Suite 104 in the City of Wilmington, County of New Castle, 19806-2146. The name of its registered agent at such address is The Incorporators Ltd.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall have the authority to issue fifty million shares of common stock with a par value of $0.0001.

FIFTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation.

SIXTH: The stockholders and directors may hold their meetings and keep the books and documents of the corporation outside the State of Delaware, at such places from time to time designated by the By-Laws, except as otherwise required by the Laws of Delaware.

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The name and mailing address of the incorporator is Matthew D. Esteves at Three Mill Road, Suite 104, Wilmington, DE 19808-2146.

NINTH: The number of directors of the corporation shall be fixed from time to time by its By-Laws and may be increased or decreased.

TENTH: The Board of Directors is expressly authorized and shall have such authority as set forth in the By-Laws to the extent such authority would be valid under Delaware Law.

ELEVENTH: No director of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

THE UNDERSIGNED Incorporator for the purpose of forming a corporation pursuant to the laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true.

October 2, 1998

BY:	/s/ Matthew D. Esteves
Matthew D. Esteves – Incorporator

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:38 PM 01/11/2008

FILED 03;38 PM 01/11/2008

SIZI7 080036808 - 2951292 FILE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Arkson Nutraceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Arkson Nutraceuticals Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consideration thereof and consent thereto by a majority in interest of the stockholders of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

The corporation shall have the authority to issue two hundred million shares of common stock with a par value of $0.0001 and fifty million shares of preferred stock with a par value of $0.0001. The preferred stock may be issued in series, each of which may have such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated in the resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by this provision of its certificate of incorporation.

SECOND: That thereafter, written consents for the above amendment were obtained from a majority in interest of the stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Board of Directors and Stockholders of Arkson Nutraceuticals Corp. has caused this certificate to be signed by Robert Auduon, an Authorized Officer, this 11th day of January, 2008.

By:	/s/Robert Auduon
Robert Auduon. President

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:20 PM 02/08/2008

FILED 06:20 PM 02/08/2008

SRV 080138308 - 2951292 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

ARKSON NUTRACEUTICALS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.	The name of the corporation is Arkson Nutraceuticals Corp.

2.
That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of State of Delaware on January 11, 2008 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of Delaware.

3.
The inaccuracy or defect of said Certificate is: Under the By-Laws of said Corporation a meeting of shareholders was required for the Amendment filed, but in fact no meeting was properly noticed or held: therefore said Certificate should not have been filed and the Directors of said Corporation wish to render the Certificate null and void.

4.	The Certificate of Amendment filed on January 11, 2008 should be rendered null and void.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this Eighth Day of February, A.D. 2008.

By:	/s/Robert Auduon

Name:	Robert Auduon

Title:	President & Director

State of Delaware

Secretary of State

Division of Corporations

FILED 07:27 PM 09/06/2009

Delivered 07:27 PM 08/06/2008

SRV 080853147 – 2951292 FILE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Arkson Nutraceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Arkson Nutraceuticals Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consideration thereof and consent thereto by a majority in interest of the stockholders of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The corporation shall have the authority to issue two hundred million shares of common stock with a par value of $0.0001 and fifty million shares of preferred stock with a par value of $0.0001. The preferred stock may be issued in series, each of which may have such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated in the resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it. by this provision of its certificate of incorporation.

SECOND: That thereafter, written consents fbr the above amendment were obtained from a majority in interest of the stockholders in accordance with Section 228 of the Genera] Corporation Law of the Stale of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, the Board of Directors and Stockholders of Arkson Nutraceuticals Corp. has caused this certificate to be signed by Robert Audtion, an Authorized officer, this 6th day of August, 2008.

By:	/s/ Robert Auduon
Robert Auduon, President

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:57 PM 11/30/2010

FILED 03:47 PM 11/30/2010

SRV 101132155 - 2951292 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

ARKSON NUTRACEUTICALS CORP.

Arkson Nutraceuticals Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That in lieu of a meeting and vote of stockholders at a meeting, stockholders representing a majority of the shares issued and outstanding and entitled to vote on the amendments, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, have given written consent authorizing the Corporation's Board of Directors to effect the following amendment to the Certificate of Incorporation of the Corporation, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice, and that the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, have adopted resolutions authorizing and approving the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by adding the following paragraph to ARTICLE FOUR:

"Effective as of December 13, 2010, for every 9 shares of Common Stock, then issued and outstanding, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of Common Stock. No fractional shares shall be issued as a result thereof. In lieu of issuing fractional shares, any fractional share resulting from the combination shall be rounded up to the nearest whole share of Common Stock. The reverse split shall not change the number of authorized shares of Common Stock."

SECOND; That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 13, 2010 (the "Effective Date").

IN WITNESS WHEREOF, Arkson Nutraceuticals Corp. has caused this certificate to be signed by David Roff, its President, on the 3rd day of November, 2010.

ARKSON NUTFtACEUTICALS CORP.

/s/ David Roff
By: David Roff
Its: President

CERTIFICATE OF OWNERSHIP

OF

ARKSON NUTRACEUTICALS CORP.
(a Delaware corporation)

AND

FIRST SURGICAL PARTNERS INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:                        That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Arkson Nutraceuticals Corp.	Delaware

First Surgical Partners Inc.	Delaware

SECOND:                   That 100% of the outstanding stock of First Surgical Partners Inc. is owned by Arkson Nutraceuticals Corp.

THIRD:                       That the name of the surviving corporation of the merger is Arkson Nutraceuticals Corp., which will continue its existence as said surviving corporation under the name First Surgical Partners Inc.

FOURTH:                   That the Certificate of Incorporation of Arkson Nutraceuticals Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST:  The name of the corporation is First Surgical Partners Inc.”

FOURTH:                   That the members of the Board of Directors of Arkson Nutraceuticals Corp. unanimously adopted the following resolution by written consent on the 7th day of February, 2011:

RESOLVED, that the Company's wholly-owned subsidiary, First Surgical Partners Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Ownership with the Secretary of State of the State of Delaware, the Company's name shall be changed to First Surgical Partners Inc.

FIFTH:                        This merger shall be effective on February 18, 2011.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 7th day of February, 2011.

ARKSON NUTRACEUTICALS CORP.

By:	/s/ Anthony F. Rotondo
Name: Anthony F. Rotondo
Title: Chief Executive Officer

FIRST SURGICAL PARTNERS INC.

By:	/s/ Don Knight
Name: Don Knight
Title: CEO